EXHIBIT 10.4

AMENDMENT

TO THE

2000 STOCK INCENTIVE PLAN

OF PAN PACIFIC RETAIL PROPERTIES, INC.

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Pan Pacific Retail Properties, Inc., a corporation organized under the laws of State of Maryland (the “Company”), under Section 11.2 of the 2000 Stock Incentive Plan of Pan Pacific Retail Properties, Inc. (the “Plan”), the Board hereby amends the Plan as follows.

Section 11.2 of the Plan is hereby amended in its entirety to read as follows:

“11.2 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 11.4.”

* * * * * * * * * *

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the Board of Directors of Pan Pacific Retail Properties, Inc., effective as of March 12, 2004.

Executed on this 12th day of March, 2004.

/s/ Joseph B. Tyson
Joseph B. Tyson, Executive Vice President, Chief Financial Officer and Secretary